Exhibit 23.1

Dohan and Company                         7700 North Kendall Drive, 200

Certified Public Accountants              Miami, Florida     33156-7564

A Professional Association                Telephone      (305) 274-1366

                                          Facsimile      (305) 274-1368

                                          E-mail         info@uscpa.com

                                          Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 2, for Rapa Mining, Inc. of our report dated February 25, 2003, relating to financial statements for the period from inception(December 11, 2003)to January 31, 2004.

                                      /s/ Dohan and Company, P.A., CPA's

June 14, 2004

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants - Private Companies

and SEC Practice Sections